UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013 (December 3, 2013)

Prosperity Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55028	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2013, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Prosperity Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Hajime Abe, C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa- ku, Osaka 533-0031, Japan. Pursuant to the Agreement, Mr. DeNunzio transfered to Hajime Abe, 20,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $31,900.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On December 3, 2013, Mr. DeNunzio, the sole shareholder of Prosperity Acquisition, Inc., consummated a sale of 20,000,000 shares of our common stock to Hajime Abe for an aggregate purchase price of $31,900. Following the closing of the share purchase transaction, Hajime Abe owns a 100% interest in the issued and outstanding shares of our common stock. Hajime Abe is the controlling shareholder of Prosperity Acquisition, Inc. Commensurate with the closing, Prosperity Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to

change the name of Registrant to TOA Optical Tech, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, Mr. DeNunzio resigned as our President, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On December 3, 2013, Mr. Hajime Abe was appointed as Director, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On December 3, 2013, Mr. Tatsumi Shioya was appointed as President, and Chief Executive Officer (CEO), to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Hajime Abe, Age 61 Secretary, Treasurer and Director

Background of Mr. Hajime Abe

Mr. Hajime Abe began his career in 1969 as an employee of Nissan Motor Company as a car salesman. Following this, in 1974, he incorporated Abe Motor Sales Co., Ltd., a Japan Corporation. A decade later in 1989, he incorporated Koa Commerce Co., Ltd. a Japan Corporation and in 1993 incorporated another Japenese company known as World Liberty Co., Ltd. More recently, in 2007 Mr. Abe incorporated the Japanese company IKL Holdings Co., Ltd. and in 2010 was appointed as President and Director of Oidon Co., Ltd, a Wymoing Corporation that he recently resigned from this past July, 2012. Since December 2012, Mr. Hajime Abe has served as the President and sole director of TOA Holdings, Inc. Mr. Abe also serves as the sole director and officer of Toshoan Holdings, Inc. since June of 2013.

Mr. Tatsumi Shioya, Age 61, President, CEO

Background of Mr.Tatsumi Shioya

In March of 1975 Mr. Tatsumi Shioya graduated from the Department of Engineering at Tohoku Gakuin University. Following his graduation, he accepted a job with Panasonic System Solutions Co., Ltd., as sales representative and manager, which he kept until leaving in August of 2002. That same year in December of 2002 Mr. Shioya incorporated Ryokka Giken, Inc., and assumed the role as President. Ryokka Giken, Inc. is a developer of LED technologies such as lamps and carries with it several patents for LED illuminating technologies. Recently, in November of 2011, Mr. Shioya incorporated Optical Tech Co., Ltd., a Japan Corporation, and assumed the role as the President. Optical Tech Co., Ltd develops and creates its own LED technologies such as lights and has recently began marketing them to potential customers.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Prosperity Acquisition, Inc.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 3, 2013, the Company’s Board of Directors approved to change the name of the Company from “Prosperity Acquisition, Inc.” to TOA Optical Tech, Inc.”

The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.

On December 3, 2013, We filed a Certificate of Amendment with the Delaware Secretary of State. The effective date of the name change shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

  None
  Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation
10.1	Share Purchase Agreement between Jeffrey DeNunzio and Hajime Abe., dated December 3, 2013.
10.2	Officer and Director Resignation Letter
99.1	Written Consent by the Shareholders of Prosperity Acquisition Inc. to change name to TOA Optical Tech, Inc.
99.2	Unanimous Written Consent by the Board of Directors of Acquisition, Inc. approving name change to TOA Optical Tech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY ACQUISITION, INC.

Dated: December 3, 2013	/s/ Jeffrey DeNunzio
JEFFREY DENUNZIO
Chief Executive Officer